SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                         CURRENT REPORT

                  Securities Exchange Act of 1934




Date of Report (date of earliest event reported):  January 10,
1997



Computervision Corporation
(Exact name of registrant as specified in charter)


        Delaware        1-7760/0-20290       04-2491912
(State or other          (Commission       IRS Employer
jurisdiction              File Numbers)    Identification
of incorporation)                          Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


617-275-1800
(Registrant's telephone number, including area code)



_____________________________________________________________
(Former name or former address, if changed since last report)

Item 5.  Other Events


     On January 10, 1997, Computervision Corporation issued a preliminary press release reporting on its financial results for the 1996 fourth quarter.

Item 7.  Financial Statements and Exhibits


(a)  Financial Statements of business acquired:

         Not applicable

(b)  Pro Forma financial information

         Not applicable

(c)  Exhibits:

         (99) (a) Press Release dated January 10, 1997

                         SIGNATURES



     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                          Computervision Corporation
                          (Registrant)


                          By /S/ Anthony N. Fiore, Jr.
                            Anthony N. Fiore, Jr.
                            Vice President, Business
                            Operations and General Counsel

                          Date:  January 16, 1997

                        EXHIBIT INDEX


Exhibit No.                                     Page. No.

(99) (a) Press Release dated January 10, 1997     6-8

For Further Information:

Investor Contact:				Media Contact:
Kathryn Cadigan				Paula R. Slotkin
Director, Investor Relations		Director, Public Relations
(617) 275-1800, ext. 1871			(617) 275-1800, ext. 1838


FOR IMMEDIATE RELEASE


          Computervision Announces Preliminary Fourth Quarter
                         and Annual Results

           Sale of Hardware Service Unit Renegotiated; Cash
                          Portion Reduced

             Company Acquires Technology from 3rd Angle Ltd.

         Software License Revenue Estimated Up 17 Percent for Year


BEDFORD, Mass., January 10, 1997 -- Computervision Corporation (NYSE:CVN) today reported preliminary results for the fourth quarter ending December 31, 1996. The Company is providing preliminary results for the continuing operations of its software business, and for the discontinued operations of its Open Services Solutions (OSS) hardware service business.

The Company expects to post total revenues from continuing operations of approximately $80 million for the quarter vs. $78.7 million in last year's fourth quarter. This includes an estimated $53 million of software license revenue in Q4 of 1996 compared to $48 million in Q4 of 1995, a growth rate of 10 percent year over year. Software license revenue is expected to be approximately $192 million in 1996 vs. $163.7 million last year, a growth rate of 17 percent. Total software company revenue for 1996 is expected to be approximately $300 million vs. $283.4 million in 1995. The Company also expects to take a non-recurring charge in the fourth quarter of approximately $14.5 million, or $0.22 per share, associated with the purchase of 3rd Angle Ltd., a UK-based technology company. Before the non-recurring charge, the Company expects to report income from the continuing software business operations of approximately $.08 per share in the fourth quarter of 1996, compared to $.06 per share for the fourth quarter of 1995.

Fourth quarter earnings per share from the discontinued OSS operations are expected to be approximately $.05 per share, compared to $0.14 per share in last year's fourth quarter. Including the non-recurring charge and results from discontinued operations, the Company expects to report a net loss of approximately $.09 per share for the quarter.

In addition, the Company announced today that it has agreed to revised terms for the sale of OSS to an investment group headed by
J. F. Lehman & Company, which reduced the cash portion of the purchase price from $100 million to $65 million. This reduction is a result of a shortfall of revenues and profits in this business in Q3 and Q4 amounting to approximately $0.12 per share. Upon closing the transaction, the business will be conducted under the name of CV Services International, Inc. The revised agreement is for $65 million in cash, $25 million in preferred stock in CV Services International, Inc., and warrants to purchase common shares representing 16 percent of CV Services International, Inc. The sale is subject to Lehman's securing financing and regulatory approval, as is the normal practice for such transactions.

Computervision CEO Kathleen A. Cote commented, "While the drop in sale price for OSS was made necessary by the performance of this business, the sale of OSS is a critical step in allowing
Computervision to pursue its strategy as a software/solutions company."

In announcing the acquisition of 3rd Angle Ltd. of Cambridge, England, the Company noted that this technology is expected to accelerate the market entry of Computervision's PELORUS(TM) products and enhance the Company's internal product development process.

"Software license revenue growth is expected to be approximately 17 percent for the year and 23 percent for the second half of 1996. While this falls short of our annual goal of 20 percent, it is encouraging relative to the negative to flat growth we experienced in the previous three years. Our growth in software license revenue is directly attributable to our Electronic Product Definition(TM) (EPD(TM)) strategy. In 1996, estimated EPD product revenues are 27 percent higher than last year on a worldwide basis. In North America, a market that has been historically difficult for the Company, we saw product revenue grow approximately 50 percent year to year. In 1996, we experienced inconsistent product revenue growth rates on a quarter to quarter basis, a result of our reliance on large EPD transactions," said Cote.

Assuming the successful completion of the OSS sale in Q1 1997, the resulting gain is expected to be recognized in that quarter and is expected to be significantly offset by shut-down costs associated with the transaction. These charges, coupled with the non-recurring charges of Q4 1996, are expected to reduce annual expenses by approximately $20 million for the software company going forward.

These estimated results are preliminary, subject to the Company's closing its books and the Company's management and independent auditors completing their customary quarterly review procedures. Computervision plans to announce final results for the fourth quarter and full year 1996 on Tuesday, January 28.

Computervision Background

Computervision Corporation is a leading international supplier of Electronic Product Definition solutions for developing, delivering, and maintaining products throughout their life cycle. For more than 26 years, the Company's product development software solutions have helped manufacturers improve product quality and reduce time to market. Computervision Services(TM) provides best-practices consulting programs to support product development process reengineering and technology implementation. Computervision Services also supports applications, systems, and networks in heterogeneous computing environments. Computervision is headquartered in Bedford, Massachusetts, and provides sales and support services to its customers through its offices located throughout the world.


Computervision, Computervision Services and the Computervision logo are USPTO registered trademarks of Computervision
Corporation. Electronic Product Definition, EPD and PELORUS are trademarks of Computervision Corporation. All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product and other company information is available via fax by dialing 1-800-546-4616. Any questions concerning the service should be directed to Investor Relations at Computervision Corporation at 617/ 275-1800. For more information on Computervision, please call (617) 275-1800, or visit the Computervision web site at http://www.cv.com.

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